UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

A-MAX TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10/F, A-MAX Technology Tower

12-16 Fui Yiu Kok Street, Tsuen Wan

New Territories, Hong Kong

(852) 2798-6699

(Address, including ZIP Code

of registrant’s of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-128297

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value US$0.00002 per share*

(not for trading; but only in connection with the

American Depositary Shares)

(Title of Class)

*	American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” in the Preliminary Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-128297), as amended, originally filed with the Securities and Exchange Commission on September 13, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2.	Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT NO.
3.2*	Amended and Restated Memorandum of Association and Bye-Laws of the Registrant.

4.2*	Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

4.3*	Registrant’s specimen certificate for Ordinary Shares.

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on September 13, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

A-MAX TECHNOLOGY LIMITED

Dated: September 28, 2005	By:	/s/ VICTOR CHAN
Victor Chan
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.
3.2*	Amended and Restated Memorandum of Association and Bye-Laws of the Registrant.

4.2*	Form of Deposit Agreement by and among the Registrant, The Bank of New York and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

4.3*	Registrant’s specimen certificate for Ordinary Shares.

*	Incorporated by reference to the Exhibits of the same number to the Registrant’s Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on September 13, 2005.